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                                                                   EXHIBIT 99.1


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF INTERFACE SYSTEMS, INC.
                      SPECIAL MEETING OF SHAREHOLDERS
                             SEPTEMBER 1, 2000
                           10:00 A.M. LOCAL TIME

R The undersigned hereby appoints the Board of Directors of Interface Systems, E Inc. (the "Company") to act as proxy for the undersigned and to vote all V shares of Common Stock of the Company that the undersigned is entitled to O vote only at the Special Meeting of Shareholders, to be held on September 1, C 2000, at 10:00 a.m., local time at Crowne Plaza Hotel, 610 Hilton Boulevard, A Ann Arbor, Michigan and any and all adjournments thereof, as indicated on B the reverse side of this proxy.
L
E This proxy is revocable and will be voted as directed, but if no instructions P are specified, this proxy will be voted FOR each of the proposals listed. If R any other business is presented at the Special Meeting, including whether or O not to adjourn the meeting, this proxy will be voted by the Board of X Directors in their best judgment. At the present time, the Board of Y Directors knows of no other business to be presented at the Special Meeting.

            (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)

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                                                                SEE REVERSE SIDE
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INSTRUCTIONS FOR VOTING YOUR PROXY

Interface Systems, Inc. is now offering shareholders of record three alternative ways of voting their proxies:

- BY TELEPHONE (using a touch-tone telephone)
- THROUGH THE INTERNET (using a browser)
- BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING Available only until 5:00 p.m., Eastern time on August 30, 2000
     - This method of voting is available for residents of the U.S. and Canada
     - On a touch-tone telephone, call TOLL FREE 1-877-816-0833 24 hours a day, 7 days a week
     - You will be asked to enter ONLY the CONTROL NUMBER shown below
     - Have your proxy card ready, then follow the prerecorded instructions
     - Your vote will be confirmed and cast as you directed

INTERNET VOTING  Available only until 5:00 p.m., Eastern time on August 30, 2000
     - Visit the Internet voting Website at http://proxy.georgeson.com
     - Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
     - You will incur only your usual Internet charges

VOTING BY MAIL
     - Simply mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

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COMPANY NUMBER                                                    CONTROL NUMBER
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                 If you are voting by telephone or the Internet,
                       please do not mail your proxy card

                  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.
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1. The approval to adopt the Agreement and Plan of
   Merger, dated as of June 28, 2000, by and among Tumbleweed Communications Corp., Maize Acquisition
   Sub, Inc., a direct wholly-owned subsidiary of Tumbleweed, and the Company, pursuant to which Maize Acquisition Sub will be merged with and into the Company with the Company becoming a wholly-owned subsidiary of Tumbleweed.

   For              Against             Abstain
   / /                / /                 / /


2. The approval to amend the Company's 1992 Stock
   Option Plan to increase the number of shares issuable under such plan by 900,000 shares from 1,100,000 to 2,000,000.

   For              Against             Abstain
   / /                / /                 / /


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


                                        The undersigned acknowledges receipt
                                        from the Company prior to the
                                        execution of this proxy of a Notice
                                        of Special Meeting of Shareholders
                                        and of a Proxy Statement dated August
                                        3, 2000.

                                        Date: ___________________________, 2000

                                        _______________________________________

                                        _______________________________________
                                        SIGNATURE(S)

                                        IMPORTANT: Please sign exactly as
                                        your name(s) appear(s) on this card.
                                        When signing as an attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title. If
                                        shares are held jointly, each holder
                                        may sign, but only one signature is
                                        required.